Exhibit 99.1

Execution Version

COMMON UNIT PURCHASE AGREEMENT

by and among

ONEOK PARTNERS, L.P.

and

THE PURCHASERS PARTY HERETO

i

Exhibit A — Form of Opinion of ONEOK Counsel

Exhibit B — Form of General Partner Waiver

ii

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of August 11, 2015 (this “Agreement”), is by and between ONEOK PARTNERS, L.P., a Delaware limited partnership (“ONEOK”), and each of the purchasers set forth in Schedule A hereto (the “Purchasers”).

WHEREAS, ONEOK has filed with the Commission (as defined below), pursuant to the Securities Act (as defined below) and the Rules and Regulations (as defined below), the Registration Statement (as defined below) relating to the offer and sale from time to time of up to $650,000,000.00 aggregate initial offering price of common units representing limited partner interests in ONEOK (“Common Units”) and certain other ONEOK securities, and such Registration Statement has become effective; and

WHEREAS, ONEOK desires to sell to each of the Purchasers, and each of the Purchasers desires, severally and not jointly, to purchase from ONEOK, the Purchased Units (as defined below), in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Allocated Purchase Price” means with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Allocated Purchase Price” on Schedule A hereto.

“Basic Documents” means, collectively, this Agreement, the Partnership Agreement, the Non-Disclosure Agreement and any and all other agreements or instruments executed and delivered to the Purchasers by ONEOK or any Subsidiary of ONEOK hereunder or thereunder.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Class B Units” has the meaning set forth in the Partnership Agreement.

“Closing” shall have the meaning specified in Section 2.02.

“Closing Date” shall have the meaning specified in Section 2.02.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” has the meaning set forth in the recitals.

“Concurrent Private Placement” means the concurrent private offering by ONEOK of 21,544,581 Common Units to ONEOK, Inc., a Delaware corporation (“OKE”), pursuant to that certain Common Unit Purchase Agreement by and between OKE and ONEOK dated August 11, 2015.

“DLLCA” means the Delaware Revised Limited Liability Company Act.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act.

“Effective Date” shall have the meaning specified in Section 3.03.

“Effective Time” shall have the meaning specified in Section 3.03.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” means ONEOK Partners GP, L.L.C., a Delaware limited liability company and the general partner of ONEOK.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to ONEOK means a Governmental Authority having jurisdiction over ONEOK, its Subsidiaries or any of their respective Properties.

“Indemnified Party” shall have the meaning specified in Section 3.03.

“Indemnifying Party” shall have the meaning specified in Section 3.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority or other encumbrance upon or with respect to any property of any kind.

“Limited Partner Units” has the meaning set forth in Section 3.02(b).

“Money Laundering Laws” has the meaning set forth in Section 3.14(e).

“Non-Disclosure Agreement” means that certain Confidentiality Agreement dated July 31, 2015, by and between KA Fund Advisors, LLC, on behalf of funds and accounts under management, and ONEOK.

“NYSE” means the New York Stock Exchange.

“OFAC” has the meaning set forth in Section 3.14(f).

“ONEOK” has the meaning set forth in the introductory paragraph.

“ONEOK Financial Statements” shall have the meaning specified in Section 3.04(a).

“ONEOK Material Adverse Effect” means any change, event, fact, development, condition, matter or circumstance, that individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on (a) the condition (financial or otherwise), earnings, cash flow, business affairs or business prospects of ONEOK and its Subsidiaries taken as a whole; (b) the ability of ONEOK and its Subsidiaries taken as a whole to carry out their business as such business is conducted as of the date hereof or to meet their obligations under the Basic Documents on a timely basis; or (c) the ability of ONEOK to consummate the purchase and sale of the Purchased Units contemplated by this Agreement or to execute and deliver any Basic Document; provided, however, that a ONEOK Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the ONEOK Parties operate, except to the extent that the ONEOK Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon ONEOK and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.

“ONEOK Parties” means ONEOK, the General Partner, and all of ONEOK’s Subsidiaries.

“ONEOK Related Parties” shall have the meaning specified in Section 5.02.

“ONEOK SEC Documents” shall have the meaning specified in Section 3.04(a).

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P. dated as of September 15, 2006, as amended by Amendment No. 1 thereto dated July 30, 2007, as further amended by Amendment No. 2 thereto dated July 12, 2011, and as further amended by Amendment No. 3 thereto dated February 16, 2012.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Prospectus” shall have the meaning specified in Section 3.03.

“Purchase Price” means $100,000,003.67 which is the aggregate of each Purchaser’s Allocated Purchase Price as set forth on Schedule A hereto.

“Purchased Units” means with respect to each Purchaser, the number of Common Units as set forth opposite such Purchaser’s name on Schedule A hereto.

“Purchaser Basic Documents” means, collectively, this Agreement, the Non-Disclosure Agreement and any and all other agreements or instruments executed and delivered to ONEOK by any of the Purchasers hereunder or thereunder.

“Purchaser Related Parties” shall have the meaning specified in Section 5.01.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration Statement” shall have the meaning specified in Section 3.03.

“Representatives” of any Person means the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Rules and Regulations” shall have the meaning specified in Section 3.03.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiaries” has the meaning set forth in Section 3.01.

“Termination Date” has the meaning set forth in Section 6.11.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all ONEOK Financial Statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Sale and Purchase. Subject to the terms and conditions hereof, ONEOK hereby agrees to issue and sell to each Purchaser, free and clear of any and all Liens, and each Purchaser, severally and not jointly, hereby agrees to purchase from ONEOK, the number of Purchased Units as set forth on Schedule A (such number of Purchased Units set forth thereon with respect to each Purchaser), and each Purchaser agrees to pay ONEOK its Allocated Purchase Price.

Section 2.02 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at 9:00 a.m., Central Time, on August 21, 2015 at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, or at such other time and date not later than the Termination Date as ONEOK and the Purchasers may agree (the “Closing Date”). The parties agree that the Closing may occur via delivery of facsimiles of this Agreement and cross-receipts; provided, that originals of such documents are sent via overnight delivery to be received by the other party (or designee of such other party) on the first business day immediately following the Closing Date.

Section 2.03 Conditions to Closing.

(a) Mutual Conditions. The respective obligations of ONEOK and the Purchasers to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise seeks to prohibit the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and

(ii) there shall not be pending any suit, action or proceeding by any third party that is not a Governmental Authority which seeks to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(b) Purchasers’ Conditions. The respective obligation of each Purchaser to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by such Purchaser in writing, in whole or in part with respect to its Purchased Units, to the extent permitted by applicable Law):

(i) since the date of this Agreement, no ONEOK Material Adverse Effect shall have occurred and be continuing;

(ii) no notice of delisting of the Common Units from the NYSE shall have been received by ONEOK;

(iii) the representations and warranties of ONEOK contained in this Agreement that are qualified by materiality or ONEOK Material Adverse Effect shall be true and correct as of the Closing Date as if made on and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iv) ONEOK shall have delivered, or caused to be delivered, to the Purchasers at the Closing, ONEOK’s closing deliveries described in Section 2.04; and

(v) the closing of the Concurrent Private Placement shall have occurred or shall occur contemporaneously with the Closing.

(c) ONEOK’s Conditions. The obligation of ONEOK to consummate the sale of the Purchased Units to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of the following condition (which may be waived by ONEOK in writing, in whole or in part, to the extent permitted by applicable Law): the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).

Section 2.04 ONEOK Deliveries. At the Closing, subject to the terms and conditions hereof, ONEOK will deliver, or cause to be delivered, to the Purchasers:

(a) the Purchased Units by electronic delivery to The Depository Trust Company on Purchasers’ behalf, registered in such name(s) as Purchasers have designated;

(b) copies of (i) the Certificate of Limited Partnership of ONEOK and (ii) the Certificate of Formation of the General Partner each certified by the Secretary of State of the jurisdiction of its formation as of a recent date;

(c) a certificate of the Secretary of State of the State of Delaware, dated a recent date, that ONEOK is in good standing;

(d) a cross-receipt executed by ONEOK and delivered to each Purchaser certifying that it has received the Allocated Purchase Price with respect to such Purchaser as of the Closing Date;

(e) an opinion addressed to the Purchasers from legal counsel to ONEOK, dated as of the Closing Date, in the form and substance attached hereto as Exhibit A;

(f) a duly executed waiver of the General Partner with respect to certain of its rights under the Partnership Agreement, substantially in the form attached hereto as Exhibit B;

(g) a certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of ONEOK, certifying as to and attaching (1) the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Purchased Units and (3) its incumbent officers authorized to execute this Agreement and the Non-Disclosure Agreement, setting forth the name and title and bearing the signatures of such officers; and

(h) a certificate, dated the Closing Date and signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of the General Partner, in their capacities as such, stating that:

(i) ONEOK has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by ONEOK on or prior to the Closing Date;

(ii) The representations and warranties of ONEOK contained in this Agreement that are qualified by materiality or ONEOK Material Adverse Effect were true and correct when made and as of the Closing Date and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).

Section 2.05 Purchasers’ Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to ONEOK:

(a) payment to ONEOK of each Purchaser’s Allocated Purchase Price by wire transfer of immediately available funds to an account designated by ONEOK in writing prior to the Closing Date; and

(b) a cross-receipt executed by each Purchaser and delivered to ONEOK certifying that it has received its respective Purchased Units as of the Closing Date.

Section 2.06 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Purchaser Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Purchaser Basic Document. The failure or waiver of performance under any Purchaser Basic Document by any Purchaser does not excuse performance by any other Purchaser. Nothing contained herein or in any other Purchaser Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Purchaser Basic Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Purchaser Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND COVENANTS

RELATED TO ONEOK

ONEOK represents and warrants to and covenants with each Purchaser as follows:

Section 3.01 Partnership Existence. ONEOK has been duly formed and is validly existing as a limited partnership under the DRULPA and each of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (collectively, the “Subsidiaries” and each a “Subsidiary”) has been duly formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the Laws of the jurisdiction in which it is formed. ONEOK has all the requisite limited partnership power and authority and each of its Subsidiaries has full corporate, limited liability company or partnership power, as the case may be, and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Prospectus, and is duly qualified or registered to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification or registration, except where the failure to be so qualified or registered or in good standing would not reasonably be expected to (i) have a ONEOK Material Adverse Effect, or (ii) subject the limited partners of ONEOK to any material liability or disability.

Section 3.02 Capitalization and Valid Issuance of Purchased Units.

(a) The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as reflected in the Partnership Agreement.

(b) As of the date of this Agreement, prior to the issuance and sale of the Purchased Units, as contemplated hereby, and the Common Units to be issued pursuant to the Concurrent Private Placement, the limited partners of ONEOK held limited partner interests in ONEOK aggregating a 98.0% Partnership Interest (as defined in the Partnership Agreement) (subject to the provisions of the Partnership Agreement), such limited partner interests being represented by a total of 187,978,848 outstanding Common Units and 72,988,252 outstanding Class B Units (collectively, the “Limited Partner Units”); as of the time of purchase and each additional time of purchase, if any, the Limited Partner Units and the limited partner interests represented thereby were authorized by the Partnership Agreement and are validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as described in the Partnership Agreement and except as set forth in Sections 17-303, 17-607 and 17-804 of the DRULPA).

(c) All the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued in accordance with such Subsidiary’s governing documents and are fully paid (in the case of any Subsidiary that is a limited liability company, to the extent required by such Subsidiary’s limited liability company agreement, and in the case of any Subsidiary that is a limited partnership, to the extent required by such Subsidiary’s agreement of limited partnership) and nonassessable (in the case of any Subsidiary that is a limited liability company, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA or by Sections 2030, 2031 and 2040 of the Oklahoma Limited Liability Company Act, and in the case of any Subsidiary that is a limited partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA and matters included in such Subsidiary’s agreement of limited partnership), and all outstanding equity interests of the Subsidiaries are owned by ONEOK either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims or Liens, except for any such Liens on the outstanding equity interests of the Subsidiaries that are described in the Prospectus.

(d) The Purchased Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as described in the Partnership Agreement and except as set forth in Sections 17-303, 17-607 and 17-804 of the DRULPA) and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Purchased Units, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership Agreement or any agreement or other instrument to which ONEOK is a party; and the statements under the caption “Description of common units representing limited partner interests” in the Basic Prospectus and contained or incorporated by reference in the Registration Statement, insofar as such statements summarize certain provision of documents referred to therein, fairly summarize such provisions in all material respects.

(e) The Common Units, including the Purchased Units, conform in all material respects to the description thereof, if any, contained or incorporated by reference in the Registration Statement and the Prospectus; and the certificates for the Purchased Units are in due and proper form.

(f) The Common Units are listed on the NYSE, and ONEOK has not received any notice of delisting.

(g) Except for the obligation of the General Partner under the Partnership Agreement to make such investments as are required in order to maintain a 2.0% interest in ONEOK, such rights as have been duly waived and as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, (i) no person has the right, contractual or otherwise, to cause ONEOK to issue or sell to its Common Units or other equity interests of ONEOK, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase Common Units or other equity interests in ONEOK and (iii) no person has the right to act as an underwriter or as a financial advisor to ONEOK in connection with the offer and sale of the Purchased Units; except for such rights as have been duly waived and as are provided for in the Concurrent Private Placement, no person has the right, contractual or otherwise, to cause ONEOK to register under the Securities Act any Common Units or other equity interests in ONEOK, or to include any such Common Units or other interests in the Registration Statement or the offering contemplated thereby.

Section 3.03 Registration Statement and Prospectus. A registration statement on Form S-3 (File No. 333-198313) pursuant to which the Purchased Units will be offered has (i) been prepared by ONEOK in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, (ii) been filed with the

Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto, if any, have been delivered by ONEOK to the Purchasers. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Registration Statement” means the registration statement referred to above, as amended at the Effective Time; and “Prospectus” means the final prospectus supplement relating to the Purchased Units and the offering thereof, including the accompanying base prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the date and time this Agreement is executed. Reference made herein to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of such Prospectus, and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of ONEOK filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Prospectus. The Registration Statement, at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Time of the Registration Statement was not earlier than the date three years before the date hereof. The Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 3.04 ONEOK SEC Documents.

(a) ONEOK has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents together with the Registration Statement, collectively the “ONEOK SEC Documents”). The ONEOK SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “ONEOK Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) or furnished (except to the extent corrected by a subsequently filed ONEOK SEC Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the ONEOK Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) in the case of the ONEOK Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of ONEOK and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

(b) The historical consolidated financial statements of ONEOK and its consolidated subsidiaries included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of ONEOK as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(c) PricewaterhouseCoopers LLP, who has performed certain procedures with respect to certain financial statements of ONEOK and its consolidated subsidiaries included, or incorporated by reference, in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to ONEOK as required by the Securities Act and the Public Company Accounting Oversight Board (United States) and its applicable published rules and regulations.

Section 3.05 No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement (as such information may have been superseded by a subsequent filing with the Commission) and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of ONEOK and the Subsidiaries taken as a whole, except for the Concurrent Private Placement and the sale of the Purchased Units and the application of net proceeds thereof, (ii) any transaction which is material to ONEOK and the Subsidiaries, taken as a whole, except for the Concurrent Private Placement and the sale of the Purchased Units and the application of net proceeds thereof, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by ONEOK or any Subsidiary, which is material to ONEOK and the Subsidiaries, taken as a whole, except for the Concurrent Private Placement and the sale of the Purchased Units and the application of net proceeds thereof, (iv) any change in the capitalization or outstanding indebtedness of ONEOK or any Subsidiaries, except for the Concurrent Private Placement and the sale of the Purchased Units and the application of net proceeds thereof, or (v) any dividend or distribution of any kind declared, paid or made on the capital units of ONEOK or any Subsidiary.

Section 3.06 Litigation. Other than as set forth in the Prospectus and the Registration Statement, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving ONEOK or any of its Subsidiaries or its or their property is pending or, to ONEOK’s knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a ONEOK Material Adverse Effect.

Section 3.07 No Conflicts; Compliance with Laws.

(a) Neither ONEOK nor any Subsidiary is in violation or default of (i) any provisions of the Partnership Agreement or other governing documents of ONEOK or the governing documents of such Subsidiary, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over ONEOK or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a ONEOK Material Adverse Effect or as could not materially impair the ability of ONEOK to perform its obligations under this Agreement or the Non-Disclosure Agreement.

(b) The execution, delivery and performance by ONEOK of this Agreement and compliance by ONEOK with the terms and provisions hereof, and the issuance and sale by ONEOK of the Purchased Units, do not and will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of ONEOK or any of its Subsidiaries pursuant to (i) the provisions of the Partnership Agreement or other governing documents of ONEOK or any of the governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which ONEOK or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to ONEOK or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over ONEOK or any of its Subsidiaries or any of its or their properties, which conflicts, breaches, violations or defaults, in the case of clauses (ii) or (iii), would reasonably be expected, individually or in the aggregate, to have a ONEOK Material Adverse Effect.

Section 3.08 Authority. This Agreement has been duly authorized, executed and delivered by or on behalf of ONEOK.

Section 3.09 Approvals.

(a) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein except (i) such as have been obtained under the Securities Act, and (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority in connection with the purchase of the Purchased Units in the manner contemplated herein and in the Prospectus or (iii) such that the failure to obtain would not reasonably be expected to result in a ONEOK Material Adverse Effect.

(b) ONEOK and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a ONEOK Material Adverse Effect, and neither ONEOK nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a ONEOK Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

Section 3.10 Investment Company Status. ONEOK is not and, after giving effect to the offering and sale of the Purchased Units and the application of the proceeds thereof as described the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

Section 3.11 Certain Fees. No fees or commissions are or will be payable by ONEOK to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. ONEOK agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by ONEOK or alleged to have been incurred by ONEOK in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.12 No Side Agreements. There are no agreements by, among or between ONEOK or any of its Affiliates, on the one hand, and any Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.13 Insurance. ONEOK and its Subsidiaries are insured by insurers that ONEOK has no reason to believe are not of recognized financial responsibility against such losses and risks and in such amounts as ONEOK believes are prudent and customary in the businesses in which they are engaged.

Section 3.14 Internal Accounting and Other Controls.

(a) ONEOK and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the Commission’s applicable rules and guidelines. Since the date of the most recent audited balance sheet of ONEOK and its consolidated Subsidiaries audited by PricewaterhouseCoopers LLP and reviewed by the board of directors of the General Partner, (x) ONEOK has not been advised of (A) any significant deficiencies in the design or operations of internal control over financial reporting that could adversely affect the ability of ONEOK and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of ONEOK and each of its Subsidiaries, and (y) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, ONEOK’s internal control over financial reporting.

(b) ONEOK and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(c) ONEOK is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans to officers and directors and Sections 302 and 906 related to certifications.

(d) Neither ONEOK nor any of its Subsidiaries nor, to ONEOK’s knowledge, any director, officer, agent, or employee of ONEOK or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and ONEOK and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(e) The operations of ONEOK and its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving ONEOK or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to ONEOK’s knowledge, threatened.

(f) Neither ONEOK nor any of its Subsidiaries nor, to ONEOK’s knowledge, any director, officer, agent, or employee of ONEOK or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and ONEOK will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 3.15 Form S-3 Eligibility. The conditions to the use of Form S-3 in connection with the offering and sale of the Purchased Units as contemplated hereby have been satisfied.

Section 3.16 Covenants of ONEOK.

(a) ONEOK shall prepare the final prospectus supplement relating to the Purchased Units and the offering thereof in a form approved by the Purchasers and file such final prospectus supplement and the accompanying base prospectus, which together constitute the Prospectus, pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.

(b) A supplemental listing application and supporting documentation related to the Purchased Units will be filed with the NYSE in accordance with its rules and procedures.

(c) ONEOK shall use the net proceeds from the sale of the Purchased Units and the Concurrent Private Placement to repay amounts outstanding under its $2.4 billion commercial paper program and for general partnership purposes.

(d) ONEOK shall use its commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the transactions between ONEOK and the Purchasers contemplated by this Agreement related specifically to the purchase and sale of the Purchased Units. ONEOK shall use its commercially reasonable efforts to maintain a transfer agent and, if necessary under the jurisdiction of formation of ONEOK, a registrar for the Purchased Units for so long as the Purchased Units remain outstanding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANTS

OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants and covenants to ONEOK that:

Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted. None of the Purchasers or any of their controlled Affiliates is a “foreign person” as defined in 31 C.F.R. § 800.216.

Section 4.02 Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under the Purchaser Basic Documents to which it is a party. The execution and delivery by the Purchasers of the Purchaser Basic Documents to which it is a party, the performance of such Purchaser’s obligations thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. Each of the Purchaser Basic Documents to which such Purchaser is a party has been duly executed and delivered by such Purchaser and constitutes legal, valid and binding obligations of such Purchaser; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited by applicable law (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03 No Breach. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (a) require any consent, approval or notice under, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse or time or both, would constitute such a default) under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.04 No Approvals. Except for (i) such consents that have been obtained or will be obtained prior to the Closing, and (ii) such consents, approvals, authorizations or orders that, if not obtained would not reasonably adversely impact such Purchaser’s ability to consummate the transactions contemplated by this Agreement, no consent, approval, authorization or order of, or filing or registration with, any governmental agency or third party is required in connection with the consummation by such Purchaser of the transactions contemplated by this Agreement.

Section 4.05 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. Such Purchaser agrees, severally and not jointly with any other Purchaser, that it will indemnify and hold harmless ONEOK from and against any and all claims, demands or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.06 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and ONEOK or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Purchaser Basic Documents, and there are no promises or inducements for future transactions between or among any of such parties.

Section 4.07 Short Selling. Such Purchaser has not entered into any short sales of the Common Units owned by it between the time it first began discussion with ONEOK about the transactions contemplated by this Agreement and the date hereof (it being understood that the entering into of a total return swap shall not be considered a short sale of Common Units).

Section 4.08 ONEOK Information. Such Purchaser acknowledges and agrees that ONEOK has provided or made available to such Purchaser (through EDGAR, ONEOK’s web site or otherwise) the Registration Statement and all other ONEOK SEC Documents, as well as all press releases issued by ONEOK through the date of this Agreement.

ARTICLE V

INDEMNIFICATION, COSTS AND EXPENSES

Section 5.01 Indemnification by ONEOK. ONEOK agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of ONEOK contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty.

Section 5.02 Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify ONEOK, the General Partners and their respective Representatives (collectively, “ONEOK Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty, provided, however, that the liability of each Purchaser shall not be greater in amount than such Purchaser’s Allocated Purchase Price.

Section 5.03 Indemnification Procedure. Promptly after any ONEOK Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such claim), unless (i) such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Indemnified Party.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever ONEOK has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of ONEOK unless otherwise specified. Whenever any Purchaser has an obligation under the Purchaser Basic Documents, the expense of complying with the obligation shall be an expense of such Purchaser unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by a party to this Agreement, such action shall be in such party’s sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents or the Purchaser Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents or Purchaser Basic Documents, as applicable, shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents or the Purchaser Basic Documents, as applicable, and the remaining provisions shall remain in full force and effect.

Section 6.02 Survival of Provisions. The representations and warranties set forth in Section 3.02, 3.08, 3.09, 3.10, 3.12, 4.02 and 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of ONEOK or the Purchasers. The covenants made in this Agreement and any other Basic Document or Purchaser Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment or repurchase thereof. All indemnification obligations of ONEOK and the Purchasers and the provisions of Article V shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing that individual Section, regardless of any purported general termination of this Agreement.

Section 6.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by ONEOK from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on ONEOK in any case shall entitle ONEOK to any other or further notice or demand in similar or other circumstances.

Section 6.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon ONEOK, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of each Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of ONEOK. No portion of the rights and obligations of each Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of ONEOK.

Section 6.05 Non-Disclosure. Notwithstanding anything herein to the contrary, the Non-Disclosure Agreement shall remain in full force and effect regardless of any termination of this Agreement. Other than the Current Reports on Form 8-K to be filed in connection with this Agreement, ONEOK, the General Partner, their respective Subsidiaries and any of their respective Representatives shall disclose the identity of, or any other information concerning, any Purchaser or any of its Affiliates only after providing such Purchaser a reasonable opportunity to review and comment on such disclosure; provided, however, that nothing in this Section 6.05 shall delay any required filing or other disclosure with the Commission, NYSE or any Governmental Authority or otherwise hinder ONEOK, the General Partner, their respective Subsidiaries or their Representatives’ ability to timely comply with all laws or rules and regulations of the Commission, NYSE or other Governmental Authority.

Section 6.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser:

Kayne Anderson Capital Advisors, L.P.
811 Main St, 14th Floor
Houston, Texas 77002
Attention: James Baker
Telephone: (713) 655-7371
Facsimile: (713) 655-7359

with a copy (which will not constitute notice) to:

Baker Botts L.L.P.
98 San Jacinto Boulevard, Suite 1500
Austin, Texas 78701
Attention: Mollie Duckworth
Facsimile: (512) 322-8362
Email: mollie.duckworth@bakerbotts.com

(b)	If to ONEOK:

ONEOK Partners, L.P.
100 W. 5th Street
Tulsa, OK 74103
Attention: General Counsel
Fax: (918) 588-7971

with a copy (which will not constitute notice) to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attention: G. Michael O’Leary
Facsimile: (713) 238-7130
Email: moleary@andrewskurth.com

or to such other address as ONEOK or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.07 Entire Agreement. This Agreement, the Non-Disclosure Agreement and the other agreements and documents referred to herein or therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents or Purchaser Basic Documents with respect to the rights granted by ONEOK or any of its Affiliates or the Purchasers or any of their Affiliates set forth herein or therein. This Agreement, the Non-Disclosure Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 6.08 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of laws.

Section 6.09 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

Section 6.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 6.11 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the written consent of Purchasers representing a majority of the aggregate Purchase Price upon a breach in any material respect by ONEOK of any covenant or agreement set forth in this Agreement.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) upon the termination of the Concurrent Private Placement; or

(iii) if the Closing shall not have occurred by the close of business on the 15th day following the date hereof (the “Termination Date”).

(c) In the event of the termination of this Agreement as provided in this Section 6.11, (1) this Agreement shall forthwith become null and void, and (2) there shall be no liability on the part of any party hereto, except as set forth in Section 3.12, Article V and Section 6.12 of this Agreement and except with respect to the requirement to comply with any confidentiality provisions in the Nondisclosure Agreement; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement

Section 6.12 Fees and Expenses. Each Party will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

ONEOK PARTNERS, L.P.

By:	ONEOK Partners GP, L.L.C. its General Partner

By:	/s/ Derek S. Reiners
Name:	Derek S. Reiners
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Common Unit Purchase Agreement]

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker Managing Director

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker Managing Director

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker Managing Director

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker Managing Director

[Signature Page to Common Unit Purchase Agreement]

KA FIRST RESERVE, LLC

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker Managing Director

NATIONWIDE MUTUAL INSURANCE COMPANY

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker Managing Director

[Signature Page to Common Unit Purchase Agreement]

KAYNE ANDERSON MLP FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky General Counsel

KAYNE ANDERSON MIDSTREAM INSTITUTIONAL FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky General Counsel

KAYNE ANDERSON REAL ASSETS FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky General Counsel

KAYNE INSTITUTIONAL ENERGY GROWTH & INCOME FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky General Counsel

[Signature Page to Common Unit Purchase Agreement]

KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky General Counsel

KAYNE ANDERSON INCOME PARTNERS, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky General Counsel

KANTI (QP), L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky General Counsel

KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky General Counsel

[Signature Page to Common Unit Purchase Agreement]

KARBO, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky General Counsel

[Signature Page to Common Unit Purchase Agreement]

KAISER FOUNDATION HOSPITALS

By:	Kayne Anderson Capital Advisors, L.P., as its Manager

By:	/s/ David Shladovsky
David Shladovsky General Counsel

[Signature Page to Common Unit Purchase Agreement]

Schedule A

Purchaser	Purchased Units	Allocated Purchase Price
Kayne Anderson MLP Investment Company	994,368	$30,000,082.56
Kayne Anderson Energy Total Return Fund, Inc.	331,455	$9,999,997.35
Kayne Anderson Midstream/Energy Fund, Inc.	331,455	$9,999,997.35
Kayne Anderson Energy Development Company	497,183	$15,000,011.11
KA First Reserve, LLC	580,046	$17,499,987.82
Nationwide Mutual Insurance Company	116,009	$3,499,991.53
Massachusetts Mutual Life Insurance Company	116,009	$3,499,991.53
Kayne Anderson MLP Fund, L.P.	198,608	$5,992,003.36
Kayne Anderson Midstream Institutional Fund, L.P.	52,204	$1,574,994.68
Kayne Anderson Real Assets Fund, L.P.	4,292	$129,489.64
Kayne Institutional Energy Growth & Income Fund, L.P.	3,480	$104,991.60
Kayne Anderson Capital Income Partners (QP), L.P.	34,803	$1,050,006.51
Kayne Anderson Income Partners, L.P.	2,552	$76,993.84
KANTI (QP), L.P.	26,102	$787,497.34
Kayne Anderson Non-Traditional Investments, L.P.	4,292	$129,489.64
KARBO, L.P.	4,292	$129,489.64
Kaiser Foundation Hospitals	17,401	$524,988.17

Total	3,314,551	$100,000,003.67

Schedule A

Exhibit A – Form of Opinion of ONEOK Counsel

Exhibit B – Form of General Partner Waiver